SMITH BARNEY MUNICIPAL FUND, INC.
388 Greenwich Street
New York, New York  10013

This Proxy is Solicited on Behalf of the Directors of the Fund.

The undersigned hereby appoints HEATH B. McLENDON and LEWIS E. DAIDONE, and each of them acting in the absence of the other, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated herein, all the shares of common stock of Smith Barney Municipal Fund, Inc. held of record by the undersigned on March 8, 1996 at a Meeting of Stockholders to be held on April 25, 1996 or any adjournment thereof.




This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for each nominee for director and each proposal .

				EXCEPT
1.	ELECTION OF CLASS III DIRECTORS
	Nominees: D.R. Foley and J. Bibliowicz
	FOR	WITHHELD	FOR	AGAINST		ABSTAIN
(Instructions: To withhold authority to vote for any individual nominee write that nominee's name on the space provided above and check box to the left.)

2.PROPOSAL TO RATIFY THE SELECTION
OF KPMG PEAT MARWICK LLP AS THE INDEPENDENT
AUDITORS OF THE FUND.

3. IN THEIR DISCRETION, THE PROXIES
ARE AUTHORIZED TO
VOTE UPON SUCH OTHER BUSINESS AS MAY
PROPERLY COME BEFORE THE MEETING.

MARK HERE FOR ADDRESS CHANGE AND
NOTE AT LEFT

PLEASE MARK, SIGN, DATE AND RETURN
THE PROXY CARD PROMPTLY USING THE
ENCLOSED ENVELOPE.

Please sign exactly as name appears
to the left.  When shares are held
by joint tenants, both should sign,
or if one signs, that stockholder's
vote binds both stockholders.  When
signing as attorney, executor,
administrator, agent, trustee or
guardian, please give full title as
such.  If a corporation, please sign
in full corporate name by President
or other authorized officer.  If a
partnership, please sign in
partnership name by authorized
person.




Signature




Signature if held jointly


Dated:
                                            ,1996